Exhibit 2.34

EXECUTION COPY

SECOND AMENDMENT, dated as of January 1, 2004 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2002 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CSG SYSTEMS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), and CREDIT LYONNAIS NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have made loans and other extensions of credit to the Borrower on the terms set forth in the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to such requested amendments on the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. AMENDMENTS.

2.1 Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by amending the defined term “Responsible Officer” therein by adding immediately after “chief financial officer” a reference to “, principal accounting officer”.

2.2 Amendment to Section 7.6 (Limitation on Restricted Payments). Section 7.6(d) of the Credit Agreement is hereby amended by (i) deleting the “and” immediately prior to clause (ii) thereof and substituting in lieu thereof a comma, and (ii) adding immediately prior to the semicolon at the end thereof the following:

“and (iii) repurchase Capital Stock of Holdings issued pursuant to a stock incentive plan of Holdings or any of its Subsidiaries in such amounts as may be necessary to satisfy the tax withholding requirements under applicable law with respect to such Capital Stock”.

2.3 Exhibit B. Exhibit B to the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit C hereto.

SECTION 3. MISCELLANEOUS.

3.1 Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon satisfaction (or waiver) of the following conditions (such date on which such conditions have been satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received an executed counterpart of this Amendment duly executed and delivered by the Borrower and Holdings;

(b) The Administrative Agent shall have received executed Lender Consent Letters in the form attached hereto as Exhibit A (the “Lender Consent Letter”) from the Required Lenders consenting to the execution of this Amendment by the Administrative Agent; and

(c) The Administrative Agent shall have received an executed Acknowledgment and Consent in the form attached hereto as Exhibit B from each Subsidiary Guarantor.

3.2 Representation and Warranties. Holdings and the Borrower represent and warrant to the Agents and the Lenders that (i) all representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to this Amendment, as if made on and as of the Amendment Effective Date and (ii) no Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.

3.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

3.4 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

3.5 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Syndication Agent for all of their reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Syndication Agent.

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3.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: EVP and CFO

CSG SYSTEMS, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: EVP and CFO

BNP PARIBAS, as Administrative Agent

By:	/s/ Susan Bowes

Name: Susan Bowes
Title: Director

By:	/s/ Eric Toizer

Name: Eric Toizer
Title: Managing Director

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EXHIBIT A

LENDER CONSENT LETTER

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

To:	BNP Paribas, as Administrative Agent

c/o Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Re:	Second Amendment to Amended and Restated Credit Agreement

Ladies and Gentlemen:

Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2002 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CSG SYSTEMS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), and CREDIT LYONNAIS NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

The Borrower has requested that the Lenders consent to amend and waive certain provisions of the Credit Agreement on the terms described in the Second Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the “Amendment”).

Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

Very truly yours,

(NAME OF LENDER)

By:

Name:
Title:

Dated:                             , 2004

EXHIBIT B

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned parties (the “Grantors”) to the Amended and Restated Guarantee and Collateral Agreement, dated as of February 28, 2002, as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of the Administrative Agent for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the Second Amendment, dated as of January 1, 2004, to the Credit Agreement (the “Amendment”), (b) represents and warrants to the Agents and the Lenders that the representations and warranties made in the Amendment in respect of such Grantor are true and correct in all material respects and (c) acknowledges and agrees that the guarantees and grants of security interests contained in such Amended and Restated Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to the Amendment and all prior modifications to such Amended and Restated Guarantee and Collateral Agreement.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: EVP and CFO

CSG SYSTEMS, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: EVP and CFO

PLANET CONSULTING, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: VP and Treasurer

CSG SOFTWARE, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: VP

CSG AMERICAS HOLDING, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: President

CSG CANADA HOLDINGS, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: VP

CSG SYSTEMS CANADA CORP.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: VP

CSG SERVICES, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan Title: VP

EXHIBIT C

EXHIBIT B

to the Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2 of the Amended and Restated Credit Agreement, dated as of February 28, 2002 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among CSG Systems International, Inc., a Delaware corporation (“Holdings”), CSG Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders parties thereto, BNP Paribas, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, and Credit Lyonnais New York Branch, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby certifies, solely in his or her capacity as [Chief Executive Officer] [Chief Financial Officer] [President] [Treasurer] [Principal Accounting Officer] of Holdings and not in his or her individual capacity, to the Arrangers, the Agents and the Lenders as follows:

1. I am the duly elected, qualified and acting [Chief Executive Officer] [Chief Financial Officer] [President] [Treasurer] [Principal Accounting Officer] of Holdings.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth in Attachment 2 attached hereto, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default that has occurred and is continuing on the date hereof.

4. The information furnished in Attachment 3 attached hereto, comprising the computations showing compliance with the covenants set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8 of the Credit Agreement was true, accurate and complete as of the last day of the fiscal quarter immediately preceding the date of this Certificate.

5. Since the Closing Date:

(a) No Loan Party has changed its name, organizational identification number or corporate structure;

(b) No Loan Party has changed its jurisdiction of organization; and

(c) No Loan Party has formed or acquired a new Subsidiary,

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the applicable Loan Party has delivered to the Administrative Agent all filings required by Section 5.5 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 4 attached hereto in respect of which Holdings is delivering to the Administrative Agent herewith all filings required by Section 5.5 of the Guarantee and Collateral Agreement.

6. No Loan Party has acquired any Intellectual Property necessary or material to the conduct of the business of such Loan Party as currently conducted, as determined by such Loan Party in its best business judgment during [the period from the Closing Date to the last day of] the most recent fiscal quarter of Holdings to which this certificate relates, other than the Intellectual Property described in Attachment 5 attached hereto.

7. Since the Closing Date:

(a) No Loan Party has acquired any Property of the type described in Section 6.9(a) of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents;

(b) No Loan Party has acquired any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000;

(c) No Loan Party has formed or acquired any Subsidiary (and no Foreign Subsidiary that was an Excluded Foreign Subsidiary has ceased to be an Excluded Foreign Subsidiary); and

(d) No Loan Party has acquired or formed any Excluded Foreign Subsidiary;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which Holdings and its Subsidiaries, as applicable, have taken all actions required by Section 6.9 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 4 hereto in respect of which Holdings and its Subsidiaries, as applicable, are concurrently herewith (or, within the periods permitted under Section 6.9) taking all actions required by Section 6.9 of the Credit Agreement with respect thereto.

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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

CSG SYSTEMS INTERNATIONAL, INC.

By:

Title:

Date:                     , 200

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Attachment 1

to Exhibit B

[Attach Financial Statements]

Attachment 2

to Exhibit B

Existing Defaults or Events of Default

Attachment 3

to Exhibit B

The information described herein is as of                     , 200  , and pertains to the period from                     , 200   to                     , 200  .

[Set forth Covenant Calculations]

Attachment 4

to Exhibit B

Disclosure of Events Pursuant to Section 5.5 of Guarantee and Collateral

Agreement and Sections 6.2(b) and 6.9 of the Credit Agreement

Attachment 5

to Exhibit B

Intellectual Property